Exhibit 99.1
Warren Ligan or Cindy Klimstra
Investor Relations
+1.408.576.7722
investor_relations@flextronics.com
Renee Brotherton
Vice President, Corporate Communications
+1.408.576.7189
renee.brotherton@flextronics.com
Flextronics Announces Successful Completion of
its Partial Tender Offer and Consent Solicitation for its 6 1/2% and 6 1/4% Senior Subordinated Notes
Singapore, July 1, 2009 — Flextronics International Ltd. (NASDAQ: FLEX) announced today the continued de-leveraging of its balance sheet with the successful completion of its previously announced cash tender offer (the “Offer”) to purchase up to $100,000,000 of the aggregate principal amount outstanding of its 6 1/2% Senior Subordinated Notes due 2013 (the “6 1/2% Notes”) and up to $100,000,000 of the aggregate principal amount outstanding of its 6 1/4% Senior Subordinated Notes due 2014 (the “6 1/4% Notes” and together with the 6 1/2% Notes, the “Notes”). The Offer expired at 12:00 midnight, New York City time, on June 30, 2009 and was substantially over-subscribed for both series of Notes. The following table shows the aggregate principal amount of each series of Notes validly tendered and accepted for purchase (after rounding) and the final proration factor for each series of Notes.

		Aggregate
		Principal	Maximum	Aggregate Principal	Aggregate Principal
	CUSIP	Amount	Acceptance	Amount of Notes	Amount of Notes	Proration
Title of Security	Number	Outstanding	Amount	Tendered	Accepted	Factor
6 1/2% Senior Subordinated Notes due 2013	33938EAJ6	$399,622,000	$100,000,000	$339,681,000	$99,816,000	29.39%
6 1/4% Senior Subordinated Notes due 2014	33938EAN7	$402,090,000	$100,000,000	$218,511,000	$99,918,000	45.73%
Flextronics previously announced that it received consents of at least a majority in aggregate principal amount of the outstanding Notes of each series in connection with the related solicitation of consents (the “Consent Solicitation”) to certain amendments to the restricted payments covenants and certain related definitions in each of the indentures under which the Notes were issued (the “Indentures”), and executed the related supplemental indentures. Once operative, the amendments will permit Flextronics greater flexibility to purchase or make other payments in respect of its equity securities and debt that is subordinated to the Notes and to make other restricted payments under each Indenture.
Flextronics expects to deposit all amounts due with respect to the Offer and the Consent Solicitation with the depositary today, July 1, 2009, at which time the amendments to the Indentures will become operative.

The Offer and the Consent Solicitation were made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 29, 2009 (the “Statement”) and the related Consent and Letter of Transmittal, as amended and supplemented from time to time, including by the Supplement dated June 17, 2009 to the Statement (collectively, the “Offer Documents”).
Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. served as Dealer Managers for the Offer and as Solicitation Agents for the Consent Solicitation. Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. can be contacted at (212) 538-1861 (collect) or (800) 820-1653 (toll free) and (212) 250-6008 (collect) or (866) 627-0391 (toll free), respectively.
This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell any securities nor a solicitation of consents. The Offer and the Consent Solicitation were made solely pursuant to and on the terms and conditions set forth in the Offer Documents.
About Flextronics
Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer, industrial, infrastructure, medical and mobile OEMs. With fiscal year 2009 revenues of US$30.9 billion, Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.
Safe Harbor Statement
Certain statements made in this press release, other than statements of historical fact, are, or may be deemed to be, forward-looking statements. The words “will,” “may,” “designed to,” “believe,” “should,” “anticipate,” “plan,” “expect,” “intend,” “estimate” and similar expressions identify forward-looking statements, which speak only as of the date of this press release. These statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include those described in its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as well as in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.
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